UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported): January 17, 2008

SLM Student Loan Trust 2008-1

(Exact name of issuer as specified in its charter)

DELAWARE	333-141930/ 333-141930-05	61-1466416
(State or other jurisdiction of formation)	(Commission File Numbers)	(I.R.S. employer Identification No.)

c/o The Bank of New York Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, Florida 32256

(Address of issuer’s principal executive offices)

Issuer’s telephone number including are code: (703) 984-6419

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index appears on page 5

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 17, 2008, the Class B Floating Rate Student Loan-Backed Notes in the amount of $46,010,000 issued by SLM Student Loan Trust 2008-1 were sold to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

ITEM 9.01 Financial Statements and Exhibits.

1.1	Dealer Agreement, dated January 16, 2008, by and among SLM Funding LLC, SLM Corporation, SLM Education Finance Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated relating to the sale of certain Class B Student Loan-Backed Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2008	SLM STUDENT LOAN TRUST 2008-1

By: SLM FUNDING LLC

	By:	/s/ MARK L. HELEEN
	Name:	Mark L. Heleen
	Title:	VICE PRESIDENT

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INDEX TO EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

1.1	Dealer Agreement, dated January 16, 2008, by and among SLM Funding LLC, SLM Corporation, SLM Education Finance Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated relating to the sale of certain Class B Student Loan-Backed Notes.

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